Exhibit 99.1

Shapell Homebuilding Company
Consolidated Financial Statements
Year Ended December 31, 2012

Report of Independent Auditors

The Board of Directors and Shareholders
Shapell Industries, Inc.
We have audited the accompanying consolidated financial statements of Shapell Homebuilding Company (the Company), which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of income, equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Shapell Homebuilding Company at December 31, 2012, and the consolidated results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Los Angeles, CA
October 8, 2013

Shapell Homebuilding Company
Consolidated Balance Sheet
December 31, 2012

Assets
Cash and cash equivalents:
Cash	$10,956,000
Short-term investments, at fair value	46,517,000
Total cash and cash equivalents	57,473,000

Receivables:
Installment notes receivable primarily collateralized by trust deeds, net	6,399,000
Other receivables, net	3,840,000
Total receivables	10,239,000

Real estate held for development and sale:
Land and improvement costs of residential subdivisions	414,529,000
Land held for future development and investment	131,775,000
Total real estate held for development and sale	546,304,000

Furniture, fixtures and equipment:
At cost, less accumulated depreciation of $4,214,000	949,000
Prepaid expenses and other assets	6,757,000
Total assets	$621,722,000

Liabilities and equity
Accounts payable, accrued liabilities, and customer deposits	$28,191,000
Dividends payable	50,000,000

Notes payable:
Uncollateralized notes payable	14,593,000
Notes collateralized by security interests in real estate	12,949,000
Total notes payable	27,542,000

Withdrawals and losses in excess of investments in and advances to unconsolidated joint ventures	457,000
Total liabilities	106,190,000

Commitments and contingencies (Note 10)

Equity:
Shareholder’s equity	491,249,000
Noncontrolling interests	24,283,000
Total equity	515,532,000
Total liabilities and equity	$621,722,000

See accompanying notes

Shapell Homebuilding Company
Consolidated Statement of Income
Year ended December 31, 2012

Revenue and other income
Sales of single-family residences	$271,900,000
Land sales	47,000,000
Interest income	543,000
Other income, net	1,212,000
Total revenue and other income	320,655,000

Costs and expenses
Cost of sales of single-family residences	203,251,000
Cost of land sales	17,341,000
Depreciation and amortization	787,000
General and administrative expenses	17,598,000
Impairments of real estate	5,405,000
Total costs and expenses	244,382,000

Income before provision for income taxes	76,273,000
Provision for income taxes	943,000
Net income	75,330,000

Net income attributable to noncontrolling interests	11,108,000
Net income attributable to Shapell Homebuilding Company	$64,222,000

See accompanying notes

Shapell Homebuilding Company
Consolidated Statement of Equity

	Shareholder's Equity	Noncontrolling Interests	Total

Balance at December 31, 2011	$519,969,000	$26,877,000	$546,846,000
Contributions (1)	33,593,000	—	33,593,000
Distributions/dividends	(126,535,000)	(13,702,000)	(140,237,000)
Net income	64,222,000	11,108,000	75,330,000
Balance at December 31, 2012	$491,249,000	$24,283,000	$515,532,000

Supplemental disclosure:
(1) Contributions reflect receipts received during the year on amounts due from affiliates.

See accompanying notes

Shapell Homebuilding Company
Consolidated Statement of Cash Flows
Year ended December 31, 2012

Operating activities
Net income	$75,330,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	787,000
Provision for uncollectible accounts	1,319,000
Collections on installment notes receivable	241,200
Additions to installment notes receivable	(582,200)
Impairments of real estate	5,405,000
Change in assets and liabilities:
Other receivables	1,253,000
Real estate held for development and sale	5,758,000
Prepaid expenses and other assets	(818,000)
Accounts payable, accrued liabilities, and customer deposits	4,091,000
Net cash provided by operating activities	92,784,000

Investing activities
Purchases of furniture, fixtures and equipment	(328,000)
Net cash used in investing activities	(328,000)

Financing activities
Borrowings under notes payable agreements:
Uncollateralized	16,000,000
Collateralized by securities interests in real estate	16,690,000
Payments on notes payable:
Uncollateralized	(6,500,000)
Collateralized by securities interests in real estate	(37,341,000)
Contributions received	33,593,000
Distributions to noncontrolling interests	(13,702,000)
Dividends paid	(76,535,000)
Net cash used in financing activities	(67,795,000)

Net increase in cash and cash equivalents	24,661,000
Cash and cash equivalents at beginning of year	32,812,000
Cash and cash equivalents at end of year	$57,473,000

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$378,000

Supplemental disclosure of noncash flow information
Dividends accrued	$50,000,000

See accompanying notes

Shapell Homebuilding Company
Notes to Consolidated Financial Statements
December 31, 2012

1. Summary of Significant Accounting Policies and Other Information
Nature of Operations and Principles of Consolidation
The principal operations of Shapell Homebuilding Company (the Company) consist of residential land development and construction of single-family residences for sale. All of the Company’s principal operations are located in California.
The Company is comprised of Shapell Homes, Inc. and Shapell Land Company, LLC, all of which are wholly owned subsidiaries of Shapell Industries, Inc. (SII). In addition to the Company’s operations, SII develops and operates residential and commercial rental properties and engages in mortgage lending activities as of the date of this report. However, the financial statements represent a consolidation of only SII’s single-family development, construction, and the related mortgage lending activities conducted by the homebuilding entities.
The consolidated financial statements include the accounts of the Company and certain partnerships (Affiliates) which are controlled by the Company. The equity interests of other partners in consolidated partnerships are reflected as noncontrolling interests. Intercompany transactions and balances have been eliminated in consolidation.
Basis of Presentation
The Company maintains its records, and the accompanying consolidated financial statements have been prepared, on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).
Shareholders’ equity represents common stock and retained earnings of the consolidated entities.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. These estimates and assumptions also affect the reported amounts of revenues and expenses during the reporting period. Although management believes these estimates and assumptions to be reasonably accurate, actual results could differ from those estimates.
Revenue and Cost Recognition
Sales of single-family residences and undeveloped land are recognized when the following conditions have been met: (a) construction has been completed; (b) escrow has closed and title, possession and risk of ownership have been transferred to the buyer; (c) an adequate initial cash investment has been made by the buyer; (d) collectibility of the sales price is reasonably assured; and (e) the Company is not obligated to perform significant development activity and has no further continuing involvement after the sale.
Land and improvements of residential subdivision costs are accumulated by specific development and allocated to lots and undeveloped land within the development using the specific cost identification and relative sales value methods. Cost of sales of single-family residences is determined using specific cost identification and relative sales values, where appropriate, for all common costs incurred.
Other revenue includes dividend income and rental income from miscellaneous agreements. Dividend income is recognized when dividends are declared. Rental income is recognized when earned.
Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents. The Company’s cash and cash equivalents include cash and short-term investments.

Shapell Homebuilding Company
Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies and Other Information (continued)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposited with financial institutions in excess of amounts insured by the FDIC. The Company believes it places cash balances with stable financial institutions, which limits its credit risk. In addition, a majority of the financial institutions in which the Company places cash balances have elected to participate in the “Transaction Account Guarantee Program” under the FDIC’s Temporary Liquidity Guarantee Program. This program provides for full FDIC insurance coverage for noninterest bearing accounts. Beginning on January 1, 2013, the FDIC insurance coverage was reduced to $250,000 and the Company has not experienced any losses to date on the deposited cash.
Installment notes receivables arise from sales of single-family residences, and are primarily sold to third-party purchasers. All mortgages are generally sold, although under certain limited circumstances, the Company is required to indemnify loan investors for losses incurred on sold loans. Once loans are sold, the ownership, credit risk and management passes to the third-party purchaser. The Company retains no role or interest, other than standard representations, warranties, and obligations to repurchase claims by third-party purchasers if the borrower obtained the loan through fraudulent information or omissions or if there are origination deficiencies attributable to the Company. Notes receivables not sold as of December 31, 2012, are either collateralized by first trust deeds or second trust deeds on single-family residences constructed by the Company, and are evaluated for collectibility throughout the year based on the Company’s best estimate of current and future losses, based on existing conditions and available information.
Credit risk also includes the possibility that a loss may occur from the failure of counterparties or issuers to make payments according to the terms of a contract. The Company’s exposure to credit risk at any time is generally limited to amounts recorded as cash or receivables on the consolidated balance sheet.
Market and Diversification Risk
The Company’s business is concentrated in the development and operation of real estate assets and the results of operations and financial condition are greatly affected by the performance of the residential real estate industry. The residential real estate development industry has historically been subject to up and down cycles driven by numerous market and economic factors, both national and local, beyond the control of the Company. Because of the effect these factors have on real estate values, it is difficult to predict with certainty when future sales will occur or what the sales prices will be.
The homebuilding industry is highly competitive and the Company competes with numerous other residential developers, including large national and regional firms, for customers, raw materials, skilled labor and employees. The Company competes for customers primarily based on the location, design, quality and price of homes and the availability of mortgage financing.
The Company’s business is concentrated in California. As a result, financial results are dependent on the economic strength of this region. Significant increases in local unemployment and cost of living, including increases in residential property taxes, or concerns about the financial condition of the municipalities in which the Company develops in, could adversely affect consumer demand for the Company’s housing projects and negatively impact financial results.
Concentrations of market, interest rate and credit risk may exist with respect to the Company’s investments and its other assets and liabilities. Market risk is a potential loss the Company may incur as a result of changes in the fair value of its investments. The Company may also be subject to risk associated with concentrations of investments in geographic regions and industries.
Receivables
Installment notes receivable, arising primarily from sales of single-family residences, are recorded at their face amount at the date of origination. The Company is required to establish reserves to address repurchase claims by third-party purchasers that arise primarily if the borrower obtained the loan through fraudulent information or omissions or if there are origination deficiencies attributable to the Company.
Other receivables, net consist primarily of other construction related receivables. Other construction related receivables are due to be collected in less than one year and are presented net of allowance for doubtful accounts of $708,000 at December 31, 2012.

Shapell Homebuilding Company
Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies and Other Information (continued)
Real Estate Held for Development and Sale
The Company carries real estate held for development and sale at cost unless factors are present which indicate that impairment may exist. The carrying value is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment charge is recognized when estimated expected future net cash flows (undiscounted) from the development and sale of real estate are less than its carrying value, in which case the Company is required to write down the carrying value of the real estate to its estimated fair value. The estimation of expected future net cash flows is inherently uncertain and relies to a considerable extent on assumptions regarding current and future economics and market conditions and the availability of capital. If, in future periods, there are changes in the estimates or assumptions incorporated into the impairment review analysis, the changes could result in an adjustment to the carrying amount of the Company’s real estate. Refer to Note 3 for further discussion.
Costs associated with the acquisition, development and construction of residential subdivisions are capitalized and allocated to individual lots based on the specific cost identification and relative sales value methods. These costs include pre-acquisition costs, interest, taxes, insurance, and indirect costs. Interest is capitalized as part of the historical cost of developing assets during the period required to bring the assets to the condition necessary for their intended use. Interest capitalized during construction totaled $1,873,000 for the year ended December 31, 2012. Real estate held for development and sale includes capitalized interest of $5,207,000 as of December 31, 2012.
The Company’s interest costs are as follows:

December 31, 2012
Capitalized interest at beginning of year	$9,637,000
Interest capitalized	1,873,000
Interest amortized to cost of sales	(6,303,000)
Capitalized interest at end of year	$5,207,000
Under the terms of single-family residence sale agreements, the Company is obligated to fix certain defects in construction for periods of up to ten years after sale. At the time of sale, the Company records a liability for the warranty costs expected to be incurred. Accrued warranty costs totaled $6,737,000 at December 31, 2012, and are included in accounts payable, accrued liabilities and customer deposits. The calculation for accrued warranty costs is based on historical average of warranty costs per unit multiplied by the average units under warranty. Warranty expense totaled $2,472,000 for the year ended December 31, 2012, and is included in cost of sales in the accompanying consolidated statement of operations.
The changes in the Company’s warranty accrual during the year ended December 31, 2012, was as follows:

Balance at December 31, 2011	$4,970,000
New warranties issued	2,472,000
Cash expenditures	(705,000)
Balance at December 31, 2012	$6,737,000
Variable Interest Entities
The Company’s investment in joint ventures may create a variable interest entity (VIE), depending on the contractual terms of the arrangement. Under Accounting Standards Codification No. 810, Consolidations (ASC 810), the Company analyzes its joint ventures to identify which reporting entity has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and (i) the obligation to absorb losses of the VIE or (ii) the right to receive benefits from the VIE. The Company analyzes its joint ventures to determine whether they are VIEs and, if so, whether the Company is the primary beneficiary.

Shapell Homebuilding Company
Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies and Other Information (continued)
Investments in and Advances to Unconsolidated Entities
Investments in and advances to unconsolidated entities are stated at cost and adjusted by the Company’s equity in the entities’ results of operations, contributions and distributions. In certain of the Company’s investments in unconsolidated entities, the Company has recognized distributions and losses in excess of its investment. In instances where the Company has guaranteed debt of an unconsolidated entity, serves as the general partner or has an obligation or intention to restore the deficit in its capital accounts, it will recognize losses in excess of its investment in an entity. Refer to Note 6 with respect to the condensed combined financial information of these entities.
Tax Status
The Company is taxed in accordance with the provisions of Subchapter S of the Internal Revenue Code and similar provisions of the California Revenue and Taxation Code. The Company is required to pay California franchise taxes amounting to 1.5% of its taxable income. The provision for income taxes in the accompanying financial statements reflects only those payments of the pro forma consolidation of the Company’s single-family development and construction activities.
In accordance with ASC 740, Income Taxes, the Company periodically evaluates its tax positions to determine whether it is more likely than not that such positions would be sustained upon examinations by a tax authority based on its technical merits. No liability for uncertain income tax positions is included in the accompanying consolidated financial statements.
2. Fair Value Measurement
ASC No. 820, Fair Value Measurements and Disclosures (ASC 820), clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820 also clarifies that transaction costs should be excluded from the fair value measurement.
ASC 820 establishes a framework for measuring fair value, which includes a hierarchy based on the quality of inputs used to measure fair value. ASC 820 also expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements. ASC 820 requires the categorization of assets and liabilities, based on the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to the quoted prices in active markets for identical assets and liabilities and lowest priority to unobservable inputs. ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement. The Company’s assessment of the significance of an input requires judgment and considers factors specific to the investment. The levels of the ASC 820 fair value hierarchy are described as follows:
Level 1 – Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active.
Level 3 – Inputs that are unobservable.
The following table presents the Company’s short-term investments measured on a recurring basis by level within the valuation hierarchy as of December 31, 2012:

December 31, 2012
Valuation Inputs
Level 1 – quoted prices	$46,517,000
Level 2 – other significant observable inputs	—
Level 3 – significant unobservable inputs	—
$46,517,000

Shapell Homebuilding Company
Notes to Consolidated Financial Statements (continued)

Level 1 securities consist of money market securities that are valued using quoted market prices with no valuation adjustments.
2. Fair Value Measurement (continued)
Nonfinancial Instruments
The following table summarizes the fair values of the Company’s nonfinancial assets that represent the fair values for land held for future development and investment for which it recognized noncash impairment charges during the reporting periods.

December 31, 2012
Valuation Inputs
Level 3 – land held for future development and investment	$7,701,000
$7,701,000
3. Real Estate Impairments
Each land parcel or community is assessed to determine if indicators of potential impairment exist. Given the inherent challenges and uncertainties in forecasting future results, inventory assessments take into consideration whether a community or land parcel is active, or whether it is being held for future development. For active communities and land parcels, due to their short-term nature as compared to land held for future development, inventory assessments generally assume the continuation of then-current market conditions, subject to identifying information suggesting a significant sustained deterioration or other changes in such conditions. These assessments, at the time made, generally anticipate net orders, average selling prices, volume of homes delivered and costs to continue at or near then-current levels through the asset’s estimated remaining life.
Inventory assessments for the Company’s land held for future development consider then-current market conditions as well as subjective forecasts regarding the timing and costs of land development and home construction and related cost inflation; the product(s) to be offered; and the net orders, volume of homes delivered, and selling prices and related price appreciation of the offered product(s) when an associated community is anticipated to open for sales. The Company evaluates various factors to develop these forecasts, including the availability of and demand for homes and finished lots within the relevant marketplace; historical, current and expected future sales trends for the marketplace; and third-party data, if available. These various estimates, trends, expectations, and assumptions used in the Company’s inventory assessments are specific to each community or land parcel based on what the Company believes are reasonable forecasts for performance and may vary among communities or land parcels and may vary over time. As discussed in Note 1, if indicators of potential impairment exist for a land parcel or community, the identified asset is evaluated for recoverability in accordance with ASC 360 by comparing the carrying amount of the asset to the undiscounted future net cash flows expected to be generated by the asset. Also taken into account are the Company’s future expectations related to the following: market supply and demand, including estimates concerning average selling prices; sales and cancellation rates; and anticipated land development, construction, and overhead costs to be incurred.
In 2012, the Company recognized pretax noncash inventory impairment charges of $1,000,000 and $4,405,000 associated with a 50-acre and 208-acre land parcel with post-impairment fair values of $2,500,000 and $5,201,000, respectively. These inventory impairment charges reflect the inability of the Company to obtain the necessary entitlements to develop the properties in a timeframe that justifies the book values of the properties and are included in the cost of sales of single-family residences line on the financial statements.
4. Sale of Properties
The Company continues to evaluate its ownership position in certain markets based upon the size of its holdings, marketing strategy, the strength and number of competing developers entering particular markets at given points in time, the availability of land in markets served and prevailing market conditions. During the current year, the Company sold 113 improved single-family lots in the City of Yorba Linda to Toll Brothers, Inc. for a total purchase price of $47,000,000. The associated costs for the land and improvements on the lots were $17,341,000, resulting in a net profit to the Company of $29,659,000. These amounts are reflected in the statement of operations as sales of properties and cost of sales of properties.

Shapell Homebuilding Company
Notes to Consolidated Financial Statements (continued)

5. Receivables
Installment notes receivable arise primarily from the sale of single-family residences. Notes collateralized by first trust deeds are due in monthly installments bearing interest at fixed rates from 2.00% to 6.88% for periods up to 30 years. Notes collateralized by second trust deeds bear interest at fixed rates from 4.38% to 8.38% for 15 years. The Company has recorded reserves of $1,319,000 against installment notes receivable primarily collateralized by trust deeds representing the Company’s best estimate of current and future losses as of December 31, 2012, based on existing conditions and available information.
Based on the interest rates at which similar loans would be made to borrowers for the same remaining maturities, the fair value of installment notes receivable and other receivables, approximates their carrying values.
6. Investments in and Advances to Unconsolidated Joint Ventures
The Company is both a general partner in partnerships and an investor in companies primarily involved in the development and leasing of real estate projects. The Company consolidates entities where it has a controlling operating or financial interest. In instances where the Company does not have voting or economic control, the financial statements of such entities are not consolidated in the preparation of the Company’s consolidated financial statements and are accounted for using the equity method of accounting. Such projects include government housing programs, urban redevelopment projects and other real estate projects. The accounting policies of these partnerships are substantially the same as those of the Company.
The Company re-evaluated each partially owned entity for the year ended December 31, 2012, and determined there were no consolidation changes for the current year.
Condensed combined financial information of these entities as of December 31, 2012, and for the year then ended, is summarized as follows:

Condensed Combined Balance Sheet	December 31, 2012
Assets
Cash and cash equivalents	$548,000
Total assets	548,000

Liabilities and partners’ deficit
Accounts payable	$1,462,000

Partners’ deficit:
Shapell Homebuilding Company	(457,000)
Other	(457,000)
Total liabilities and partners’ deficit	$548,000
Condensed combined statement of operations of these entities was not material for the year ended December 31, 2012.
7. Furniture, Fixtures, and Equipment
Furniture, fixtures and equipment at December 31, 2012, are summarized as follows:

	December 31, 2012	Estimated Useful Life
Furniture, fixtures and equipment	5,163,000	3 to 5 years
Less accumulated depreciation	(4,214,000)
	$949,000
Depreciation expense totaled $475,000 for the year ended December 31, 2012.

Shapell Homebuilding Company
Notes to Consolidated Financial Statements (continued)

8. Notes Payable
Uncollateralized notes payable totaling $14,593,000 at December 31, 2012, consists of four short-term notes payable to banks bearing interest at rates ranging from 0.46% to 2.78% under revolving lines of credit maturing in 2013. Additional funds available under uncollateralized notes payable at December 31, 2012, approximate $55,000,000.
Notes payable of $12,949,000 at December 31, 2012, collateralized by security interests in real estate with an aggregate cost of $124,167,00 at December 31, 2012, bear interest at rates ranging from 1.96% to 2.21% and are payable over various periods of up to two years. Additional funds available under notes payable collateralized by security interests in land and land improvement costs of residential subdivisions at December 31, 2012, are approximately $21,392,000 contingent upon maintaining collateral, which may require the Company to fund improvements in advance of the date the funds can be received.
Future minimum principal payments to be made by the Company in relation to their notes payable as of December 31, 2012, are as follows:

Year ending December 31,
2013	$27,542,000
$27,542,000
During 2012, all uncollateralized notes payable and notes payable secured by real estate with 2012 maturities were either repaid with proceeds from the sale of single-family residences or extended pursuant to extension options in the original loan agreements, with new maturities in 2013. Subsequent to December 31, 2012, and prior to the issuance of these financial statements, notes payable maturing in 2013 were either repaid or extended through 2016.
The Company is required to comply with certain financial covenants under the terms of its credit agreements. Management has determined that the Company was in compliance with these covenants as of December 31, 2012.
9. Fair Value of Financial Instruments
The following disclosure of the estimated fair value of financial instruments at December 31, 2012, is made in accordance with the requirements of ASC No. 825, Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.
Based on the borrowing rates currently available to the Company for loans with similar terms and maturities, the carrying value of notes payable (Note 8), secured and uncollateralized are a reasonable estimate of their fair value.
The carrying values of cash and cash equivalents, receivables, prepaid expenses and other assets, and accounts payable, accrued liabilities and customer deposits at December 31, 2012, are a reasonable estimate of their fair value.

Shapell Homebuilding Company
Notes to Consolidated Financial Statements (continued)

10. Commitments and Contingencies
The Company is obligated under leases for office facilities for minimum annual rental payments through 2016 as follows:

Office Leases
Years ending December 31,
2013	$948,000
2014	821,000
2015	822,000
2016	800,000
$3,391,000
10. Commitments and Contingencies (continued)
The leases provide for payment of certain operating expenses applicable to the leased premises, as well as escalation clauses. During 2012, the Company made rental payments of $837,000.
The Company is obligated under certain financing and development agreements to guarantee the performance of its obligations at a future date. In some cases, the Company is required to obtain an unsecured standby letter of credit in favor of the counterparty. At December 31, 2012, the Company has approximately $441,000 of undrawn letters of credit outstanding.
The Company is required, due primarily to various development agreements, to construct various infrastructure improvements. In many cases, the Company is required to post a surety bond to ensure completion of infrastructure improvements in the event that the Company is unable to fulfill its obligation under these agreements. At December 31, 2012, the Company has $95,837,000 of undrawn surety bond obligations outstanding and has expended $48,897,000 towards construction of the various required infrastructure improvements.
The Company has been named as defendant in various legal actions, all of which are typically associated with the activities of a builder and developer. In the opinion of management, the amounts at which all such matters will ultimately be settled will not materially impact the financial position, results of operations or cash flows of the Company.
11. Subsequent Events
In April 2013, SII engaged an investment banker to analyze, formulate strategy and present structural alternatives in connection with the possible sale of the Company. The Company is not obligated to sell and the transaction, if any, is dependent on economic and financing conditions prevailing at the time of sale. Accordingly, no assurance can be given that a sale will be consummated. However, if a sale were to take place, the Company expects to receive sales proceeds in excess of the net book value recorded in the financial statements as of December 31, 2012.
Subsequent events have been evaluated through October 8, 2013, which is the date the financial statements were available to be issued.